                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
     Filed by Registrant  [X]
     Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

 [X]  Preliminary Proxy Statement
 [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
     6(e)(2)
 [ ] Definitive Proxy Statement
 [ ] Definitive Additional Materials
 [ ] Soliciting Materials Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                IFX CORPORATION
                            -----------------------
             (Exact name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
 [X] No fee required.
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

 [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:

                                IFX CORPORATION
                        707 Skokie Boulevard, 5th Floor
                           Northbrook, Illinois 60062

                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 9, 1999


To:  Stockholders of IFX Corporation

     The annual meeting of the stockholders of IFX Corporation will be held at the offices of Neal, Gerber & Eisenberg, Two North LaSalle Street, 22nd Floor, Chicago, IL 60602 at 10:00 a.m. local time for the following purposes:

     1.   to elect six directors to the Board of Directors;

     2. to approve an amendment to the Company's Restated Certificate of Incorporation to decrease the number of shares of common stock the Company is authorized to issue;

     3. to approve an amendment to the Company's Restated Certificate of Incorporation to authorize the Board of Directors, in its discretion, to issue preferred stock of the Company in such series and with such preferences as the Board may designate;

     4. to approve an amendment to the IFX Corporation 1998 Stock Option and Incentive Plan (the "Option Plan") to increase the number of shares of common stock available for issuance under the Option Plan;

     5.   to approve the IFX Corporation Directors Stock Option Plan;

     6. to ratify the appointment of Ernst & Young LLP as independent auditors for the Company's fiscal year ending June 30, 2000; and

     7. to transact such other business as may properly come before the meeting.

     The close of business on September 15, 1999 has been fixed as the record date for determining the stockholders entitled to receive notice of and to vote at the annual meeting. Accompanying this Notice and Proxy Statement is a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, as filed with the Securities and Exchange Commission.

                         BY ORDER OF THE BOARD OF DIRECTORS

                         Colleen M. Downes,
                          Secretary

October 13, 1999
Chicago, Illinois

                             YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT AS MANY SHARES AS POSSIBLE BE REPRESENTED AT THE ANNUAL MEETING. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE DATE, SIGN, AND PROMPTLY RETURN THE PROXY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT HAS BEEN VOTED.

                                IFX CORPORATION
                        707 Skokie Boulevard, 5th Floor
                           Northbrook, Illinois 60062

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                November 9, 1999


General

          Solicitation of Proxies. This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") of IFX Corporation, a Delaware corporation ("the Company" or "IFX"), to be held on November 9, 1999 beginning at 10:00 a.m. local time, and at any postponements or adjournments thereof, for the purposes set forth herein. The principal executive offices of the Company are located at 707 Skokie Blvd., 5th Floor, Northbrook, IL 60062. These proxy materials and a copy of the Company's Annual Report on Form 10-K for the year ended June 30, 1999 are being mailed on or about October 13, 1999 to stockholders of record at the close of business on September 15, 1999. The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Company.

          Costs of Solicitation. The Company will pay all costs of preparing, assembling and mailing the proxy material and will reimburse brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses incurred by them in transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons. The Company does not intend to solicit proxies other than by use of the mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may solicit proxies by telephone or other means of communication.

          Stockholders Entitled to Vote and Outstanding Voting Shares. Only stockholders of record at the close of business on September 15, 1999 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting or any postponements or adjournments thereof. Each share of common stock, par value $.02 per share, of IFX Corporation ("Common Stock"), entitles the holder to one vote on each matter submitted for a vote of the stockholders. As of September 15, 1999, there were 7,695,377 shares of Common Stock issued and outstanding.

          Quorum and Vote Required for Approval. A simple majority of the outstanding shares of Common Stock is required to be present, in person or by proxy, at the Annual Meeting for there to be a quorum. Assuming the presence of a quorum, the affirmative vote of a plurality of the shares represented at the meeting, in person or by proxy, will be necessary for the election of directors and the affirmative vote of a majority of the shares represented at the meeting, in person or by proxy, will be necessary to (i) approve the amendment to the Company's Restated Certificate of Incorporation to decrease the authorized number of shares of Common Stock, (ii) approve the amendment to the Company's Restated Certificate of Incorporation to authorize the Board of Directors, in its discretion, to issued preferred stock of the Company, (iii) approve an amendment to the 1998 Stock Option and Incentive Plan to increase the number of shares of Common Stock available for issuance thereunder, (iv) approve the IFX Corporation Directors Stock Option Plan, (v) ratify the engagement of Ernst & Young LLP as the Company's independent auditors for fiscal year 2000, and (vi) take all other actions that may properly come before the meeting.

          Abstentions and withheld votes will be counted for purposes of determining whether a quorum is present and will have the effect of votes against these matters. If a broker or nominee holding shares in "street name" indicates on a proxy that it does not have discretionary authority to vote as to a particular proposal ("broker non-votes"), those shares will be counted for purposes of determining a quorum but will not be treated as present and entitled to vote on proposals set forth in the Proxy Statement or on any other matter considered at the meeting.

          Pursuant to the agreement dated as of November 23, 1998, by which International Technology Investments, LC ("International Technology") acquired its equity interest in the Company, each of IFX, Lee S. Casty and International Technology have agreed to vote all of its or his shares of Common Stock, at any annual or special meeting of IFX stockholders, to elect to the Board of Directors one individual nominated by International Technology and one individual nominated by Mr. Casty. Mr. Casty and International Technology are the beneficial owners of an aggregate of approximately 60% of the shares of Common Stock eligible to vote at the Meeting. Joseph M. Matalon is International Technology's nominee for election to IFX's Board of Directors and Joel Eidelstein is Mr. Casty's nominee. Mr. Casty and International Technology have indicated to the Company their intent to vote all of their shares "FOR" election to the Company's Board of Directors of Joseph M. Matalon and Joel M. Eidelstein and their intent to vote all their shares "FOR" each of the other proposals described herein that has been presented by the Board of Directors.

          Voting and Revoking Your Proxy. A stockholder signing and returning a proxy on the enclosed form may revoke the proxy at any time before the shares subject to it are voted at the Annual Meeting. A proxy may be revoked by notifying the Secretary of the Company in writing of such revocation or by attending the Annual Meeting and voting in person. All shares of Common Stock represented by properly executed proxies will be voted at the meeting in accordance with the directions marked on the proxies, unless such proxies previously have been revoked. If a stockholder fails to indicate directions on the proxy with respect to the proposals to be voted on, the proxy will be voted "FOR" the election of each director named in these proxy materials and "FOR" Proposals Two through Six. The persons named on the enclosed proxy also have discretionary authority to vote with respect to any matters raised during the meeting, if any, which the Company did not know, a reasonable period of time prior to the time these proxy materials were first mailed to stockholders, would be raised at the meeting.

Security Ownership of Certain Beneficial Owners and Management

          The following table sets forth, as of September 15, 1999, certain information regarding the Common Stock beneficially owned by (i) each director of the Company, (ii) the Company's President, who is the only executive officer of the Company whose compensation is required to be disclosed in the "Executive Compensation" table contained elsewhere herein, (iii) each person known by the Company to own more than five percent of the Common Stock of the Company, and
(iv) the executive officers and directors of the Company, as a group.

                                              Amount and Nature of Beneficial    Approximate
                                                         Ownership                Percent of
Name/Address (1)                            -----------------------------------     Class
------------------------------------------                                       ------------
Joel M. Eidelstein........................                       184,945 (2)             2.4%
Zalman Lekach.............................                            4,871           *
Colleen M. Downes.........................                           500 (3)          *
Joseph M. Matalon.........................                     6,000,000 (4)            48.2%
Burton J. Meyer...........................                       371,812 (5)             4.8%
George A. Myers...........................                           733 (6)          *

Michael Shalom............................                        6,006,425(4)          48.3%
Lee S. Casty..............................                     3,393,282 (7)(8)         44.1%
International Technology Investments,
LC........................................                     6,000,000 (9)            48.2%
All officers and directors as a group (8
 persons).................................                        6,579,286             51.8%


_________________

(1) The address of each director and executive officer of the Company is in care of the Company, 707 Skokie Blvd., 5th Floor, Northbrook, IL 60062.

(2) Includes 150,000 shares of Common Stock subject to an option granted to Mr. Eidelstein pursuant to the IFX 1998 Stock Option and Incentive Plan, which option currently is exercisable.

(3)  Consists of 500 shares of Common Stock owned by Ms. Downes' spouse.

(4) Includes 1,250,000 shares of Common Stock held by International Technology and 4,750,000 shares of Common Stock subject to an option that is currently exercisable. See note 9 below. Each of Mr. Matalon and Mr. Shalom may be deemed to be an affiliate of International Technology and, accordingly, each of Mr. Matalon and Mr. Shalom may be deemed to beneficially own the shares of Common Stock held by such entity.

(5) Includes 100,000 shares of Common Stock that Mr. Meyer may acquire upon exercise of an option granted to him by Lee S. Casty, which option currently is exercisable.

(6) Consists of 333.3 shares of Common Stock held by Mr. Myers' spouse as custodian for Mr. Myers' minor children and 400 shares of Common Stock held by Mr. Myers under the Uniform Gifts to Minors Act as custodian for two of his minor children.

(7) Mr. Casty's address is in care of French-American Securities, Inc., 707 Skokie Blvd., 5th Floor, Northbrook, IL 60062.

(8) Includes 100,000 shares subject to an option granted to Burton J. Meyer. Also includes 50,390 shares of Common Stock owned by Mr. Casty's minor children and 250,000 shares held by a third party custodian under the Uniform Gifts to Minors Act for the benefit of Mr. Casty's minor children.

(9) Includes 4,750,000 shares of Common Stock subject to an option granted by IFX that currently is exercisable. International Technology's address is in care of Adorno & Zeder, 2801 S. Bayshore Drive, Suite 1600, Miami, Florida 33133.

                                 PROPOSAL ONE:
                             ELECTION OF DIRECTORS

     Six directors will be elected at the Annual Meeting to serve for one-year terms expiring on the date of the 2000 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The Board of Directors has nominated each of the persons named below, and it is the intention of the persons named in the enclosed proxy to vote "FOR" the election of all such nominees, each of whom has consented to serve as a director if elected. If a nominee is unwilling or unable to serve, which the Board of Directors has no reason to expect, the persons named in the accompanying proxy intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee. Lee S. Casty and International Technology, the beneficial owners of an aggregate of approximately 60% of the shares of Common Stock eligible to vote at the meeting, have contractually agreed to vote all of their shares "FOR" election to the Company's Board of Directors of Joseph M. Matalon and Joel M. Eidelstein and have indicated to the Company their intent to vote "FOR" election of the other nominees.

Nominees for Election to the Board of Directors.

     The following is information regarding nominees for election as directors of the Company. Each of the nominees presently is serving as a director of the Company.

     Colleen M. Downes became Secretary of the Company in November 1998. Ms. Downes has served as a director and as the Treasurer of the Company since February 1997, as a Vice President of the Company since June 1998 and has been employed by the Company or its subsidiaries since January 1985. Ms. Downes served as acting Chief Financial Officer of the Company from November 1998 through July 1999.

     Joel M. Eidelstein has served as a director of the Company since November 1990 and, since November 9, 1996, he has served as the President of the Company. Mr. Eidelstein graduated from Brandeis University in May 1988. From June 1988 until June 1996, he was an independent commodity futures trader and a floor manager with Index Futures Group, Inc. Mr. Eidelstein also is the owner and sole officer of Alerica, Inc., a general partner of Telcom.Net, L.P., an Internet communications software development company in which IFX owns an interest.

     Zalman Lekach has served as a director of the Company since February 1997 and, since May 24, 1999, has served as the Company's Vice President of Mergers and Acquisitions. Mr. Lekach served as President and Chief Operating Officer of Parlux Fragrances, Inc., an international designer, manufacturer and marketer of fragrances ("Parlux") from 1995 until December 1998. He became a director and an executive officer of Parlux, S.A., Parlux's French subsidiary, in May 1990. Mr. Lekach received a B.A. from Cornell University.

     George A. Myers has served as a director of the Company since November 1990. Mr. Myers has been managing general partner of MC Capital, a diversified real estate company with offices in Chicago, Illinois, Phoenix, Arizona, and San Diego, California since 1981.

     Joseph M. Matalon has served as a director of the Company since February 1999. Since January 1998, Mr. Matalon has served as the Director of Investments and Chairman of the Finance Committee of Mechala Group Jamaica Limited, a diversified business enterprise primarily engaged in development and construction, manufacturing and trading and financial services. From January 1996 to December 1997, Mr. Matalon served as Executive Vice President and Chief Operating Officer of Mechala Group Jamaica Limited and, prior thereto, he served for 10 years as Senior Vice President of the ICD Group. Mr. Matalon is a graduate of the London School of Economics and also serves as a director of The Bank of Nova Scotia Jamaica Limited; Scotiabank Jamaica Trust and Merchant Bank Limited; the Gleaner Company Limited; and the Institute of Management and Production. Mr. Matalon also is Chairman of Prime Life Assurance Company Limited and British Caribbean Insurance Company Limited.

Additionally, Mr. Matalon has also served as Deputy Chairman of Cable & Wireless Jamaica. Mr. Shalom is a principal at International Technology Investments.

     Burton J. Meyer has served as a director of the Company since May 1999. Mr. Meyer previously served as director of the Company from August 1986 until July 1, 1996 and as President of the Company from July 1987 until July 1, 1996. Mr. Meyer has served as an Executive Vice President of E.D. & F. Man International, an international futures and conglomerate brokerage, since July 1996.

Recommendation of the Board of Directors

     The Board of Directors of the Company recommends that stockholders vote FOR all of the nominees for election as directors.


Information Regarding the Board of Directors

     Directors are elected on an annual basis. Each director of the Company holds office until the next annual meeting of stockholders or until that director's successor has been elected and qualified. The number of directors that constitute the full board is fixed from time to time by resolution of the Board of Directors. On May 17, 1999, the Board of Directors increased the number of members of the Board to six members and elected Burton J. Meyer to fill the vacancy created by such an increase. There are six persons currently serving as directors, all of whom have been nominated for reelection to the Board. During fiscal year 1999, the Board of Directors held 11 meetings and took all other actions pursuant to unanimous written consents in lieu of meetings. Each of the current directors attended at least 75% of all meetings of the Board of Directors during fiscal year 1999 called during the time he or she served.

Compensation of Directors

     Directors are not currently compensated in connection with their duties as directors, but may be reimbursed for expenses incurred by them in connection with their services as directors. If Proposal Five is approved, non-employee directors of the Company will receive options to purchase shares of Common Stock after this annual meeting and each subsequent annual meeting of the stockholders of the Company at which such directors are re-elected.

Committees of the Board of Directors

     The Board of Directors has a standing Audit Committee and Compensation Committee to assist the Board in the discharge of its responsibilities. The Audit Committee meets with the Company's independent public accountants to discuss, and reports to the Board regarding, the scope, fees and results of the annual audit and compliance with the Company's accounting and financial policies and internal accounting controls. The current members of the Audit Committee are George Myers and Burton J. Meyer, each of whom is a Non-Employee Director of the Company as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee held no meetings during fiscal year 1999.

     In February 1999, the Board of Directors established a Compensation Committee of the Board of Directors (the "Compensation Committee") to, among other things, develop and oversee the Company's compensation policy and approve salaries and annual bonuses for senior management of the Company. Prior to such time, the Board of Directors performed the functions typically delegated to a compensation committee. George Myers and Zalman Lekach served as the initial members of the Compensation Committee until May 17, 1999, when Burton J. Meyer was appointed to replace Mr. Lekach. The Compensation Committee currently consists of George Myers and Burton J. Meyer.

                               EXECUTIVE OFFICERS

     Officers of the Company are elected by the Board of Directors on an annual basis and serve until the next annual meeting of the Board of Directors and until their successors have been duly elected and qualified. The following individuals currently serve as executive officers of the Company:

     Joel M. Eidelstein has served as a director of the Company since November 1990 and, since November 9, 1996, he has served as the President of the Company. Mr. Eidelstein graduated from Brandeis University in May 1988. From June 1988 until June 1996, he was an independent commodity futures trader and a floor manager with Index Futures Group, Inc. Mr. Eidelstein also is the owner and sole officer of Alerica, Inc., a general partner of Telcom.Net, L.P., an Internet communications software development company in which IFX owns an interest.

     Michael Shalom was elected as IFX's Chief Executive Officer on September 8, 1999 and has served as a director of Emerging Networks, Inc., a subsidiary of IFX, since November 1998. Prior to July 1998, Mr. Shalom was a principal of, and was actively involved in the management of the INTCOMEX group of companies, which group is a Latin American wholesale distributor of microcomputers, networking products, mass storage products, multimedia products, computer peripheral equipment and computer components. In July 1998, the INTCOMEX group of companies was sold to CHS Electronics, a Fortune 500 company. Mr. Shalom is also a principal at International Technology Investments.

     Jose Leiman has served as Chief Financial Officer of the Company since August 1, 1999. From March 1996 to June 1999, Mr. Leiman was a CPA and tax attorney with Ernst & Young LLP, an international accounting firm. Prior to joining Ernst & Young LLP, Mr. Leiman was an attorney with Dewey Ballantine LLP, an international law firm. Mr. Leiman has also worked as a CPA with Price Waterhouse Coopers.

     Zalman Lekach has served as a director of the Company since February 1997 and, since May 24, 1999, has served as the Company's Vice President of Mergers and Acquisitions. Mr. Lekach served as President and Chief Operating Officer of Parlux Fragrances, Inc., an international designer, manufacturer and marketer of fragrances ("Parlux") from 1995 until December 1998. He became a director and an executive officer of Parlux, S.A., Parlux's French subsidiary, in May 1990. Mr. Lekach received a B.A. from Cornell University.

     Colleen M. Downes became Secretary of the Company in November 1998. Ms. Downes has served as a director and as the Treasurer of the Company since February 1997, as a Vice President of the Company since June 1998 and has been employed by the Company or its subsidiaries since January 1985. Ms. Downes served as acting Chief Financial Officer of the Company from November 1998 through July 1999.

EXECUTIVE COMPENSATION

     The following table sets forth all cash compensation paid by the Company to its President, Joel Eidelstein, who in fiscal year 1999 acted in a capacity similar to the Company's chief executive officer. There were no other executive officers of the Company whose compensation for fiscal year 1999 exceeded $100,000.

                                           Annual Compensation   Long Term
                                           -------------------  Compensation
                                                                ------------

                                                                   Securities
                                Year Ended                         Underlying
Name and Principal Position      June 30      Salary     Bonus     Options
-----------------------------   ----------  ----------  -------    ----------
Joel M. Eidelstein,
President....................        1999     $50,000        -       300,000
                                     1998     $24,000        -             -
                                     1997     $16,000        -             -


Fiscal Year 1999 Option Grants and Exercises

     The following table sets forth information with respect to options to purchase shares of Common Stock of the Company that were granted in fiscal year 1999 to the named executive officers.

                                                 Option Grants in Fiscal Year 1999
                                                 ---------------------------------

                               Number of
                              Securities    Percent of total                                       Potential Realizable Value at
                               Underlying   Options Granted                                        Assumed Annual Rates of Stock
Name and Principal              Options     to Employees in      Exercise                           Price Appreciation for Option
   Position                    Granted(1)     Fiscal Year      Price ($/Sh)  Expiration  Date(2)             Term(3)
   --------                    ---------      -----------      -----------   ------------------              -------
                                                                                                         5%              10%
                                                                                                        ---              ---
Joel M. Eidelstein,
 President.................      300,000       86.5%              $3.00/sh       11/10/08           ($44,830)        $461,715

_________________

(1) A total of 150,000 shares of Common Stock subject to the option are currently exercisable. The remainder of the option vests on January 1, 2000 and January 1, 2001.

(2)  The option expires 10 years after the date of the grant.

(3) The potential realized value is calculated assuming that the fair market value on the date of the grant appreciates at the indicated annual rate (set by the Securities and Exchange Commission), compounded annually, for the 10-year term of the option. The $3.00 exercise price of Mr. Eidelstein's option is greater than the $1.75 closing price of the Common Stock on the date of the grant. The Potential Realizable Value is not intended to predict the possible future appreciation of the price of the Common Stock.

Compensation Committee Interlocks and Insider Participation

     In February 1999 the Company established a standing compensation committee of the Board of Directors. Prior to that time, all functions normally delegated to a compensation committee were performed by the full Board of Directors. From February 1999 until May 1999, the members of the Compensation Committee of the Board of

Directors were George Myers and Zalman Lekach. On May 17, 1999, and following his election to IFX's Board of Directors, Burton J. Meyer was appointed to the Compensation Committee and Zalman Lekach resigned therefrom, so that the current members of the Compensation Committee are George Myers and Burton J. Meyer. Mr. Meyer previously served as an officer of IFX from 1987 to June 1996. On May 24, 1999, Mr. Lekach was appointed as IFX's Vice President of Mergers and Acquisitions.

     In July 1, 1996, the Company sold certain assets to E.D.& F. Man International, Inc. As a result of the sale, E.D.& F. Man International, Inc. made payments to the Company in the aggregate amount of approximately $4 million for fiscal year 1999. Burton J. Meyer, a director of the Company and a member of the Company's Compensation Committee, serves as Executive Vice President of E.D.& F. Man International, Inc.


                              CERTAIN TRANSACTIONS

     Prior to fiscal year 1996, FX Chicago, Inc. made loans of $611,400 to C. Adam Ltd. (successor in interest to SRC, Inc.), an entity affiliated with Mr. Casty. The loans were evidenced by a demand note bearing interest at 8%, which rate subsequently was amended to equal the prime rate. In October 1998, this note was amended again to provide that (i) the interest rate will be adjusted each month to equal the interest rate actually earned by the Company on its short-term savings or money market account during the immediately preceding month plus one-half percent, and (ii) amounts outstanding under the note may be repaid by transfer to FX Chicago, Inc. of shares of Common Stock with an aggregate fair market value equal to the amount outstanding. The fair market value of shares tendered to repay the note will be valued at the average of the closing bid and ask price of Common Stock as reported by the Nasdaq SmallCap Market (or such other stock exchange on which the Common Stock may then be listed) on each of the three trading days ending on the trading date immediately prior to the delivery of the Common Stock to FX Chicago, Inc. The Company earned interest income of $39,400, $52,400 and $51,700 on this note, on a consolidated basis, during the fiscal years ended June 30, 1999, 1998, and 1997, respectively.

     In December 1998, IFX/Telcom, Inc., a wholly-owned subsidiary of the Company, purchased a limited partnership interest in Telcom.Net, L.P., an Internet communications software development company that was co-founded in 1997 by Joel M. Eidelstein, the Company's President. The limited partnership interest was purchased from Alerica, Inc., a corporation that is wholly-owned by Mr. Eidelstein and which is a general partner of Telcom.Net, L.P. The purchase price of such limited partnership interest was $200,000. The limited partnership interest entitles IFX/Telcom, Inc. to receive priority distributions up to $200,000, the amount of the Company's invested capital, plus approximately 20% to 25% of the profits of Telcom.Net, L.P., after all of its other partners have received priority distributions equal to their aggregate invested capital. In addition, the Company purchased from Alerica, Inc. an outstanding promissory note of Telcom.Net in the principal amount of $50,000. The Board of Directors (excluding Mr. Eidelstein, who abstained from discussion or voting) determined that the purchase price for this note was fair and that the purchase was in the best interests of the Company.

     The Company has guaranteed certain liabilities owed by Telcom.Net, L.P., a limited partnership, to Qwest/LCI, International. One of the general partners of Telcom.Net, L.P. is Alerica, Inc., a company that is wholly-owned by Joel Eidelstein, the Company's President. There is no maximum amount payable under this guarantee; however, the Company reasonably believes, based on the business of the limited partnership, that its potential liability under this guarantee will not exceed $100,000.

     During fiscal year 1999, the Company made a short-term loan to Telcom.Net, L.P. in the amount of $50,000 and paid expenses of approximately $65,000 on behalf of Telcom.Net, L.P. As of June 30, 1999, $7,000 remained outstanding under the loan and the Company had approximately $38,000 in accounts receivable from Telcom.Net, L.P., which it expects to receive in the ordinary course.

     Each of Joseph M. Matalon, a director of the Company, and Michael Shalom, the Company's Chief Executive Officer, is an affiliate of International Technology Investments, LC ("International Technology"). In November 1998, IFX entered into an agreement with International Technology in which each contributed $1,000,000 to the joint venture and International Technology received 500,000 shares of Common Stock from IFX, at a price of $2.00 per share, for its contribution and the option to acquire 5.5 million IFX shares. As of the date of this report, each of IFX and International Technology has contributed $3,000,000 in additional capital to IFX and International Technology has received 1,500,000 shares of Common Stock from IFX, at a purchase price of $2.00 per share, for its additional contribution. International Technology's purchase option expires in January 2004.

     Certain information regarding Burton J. Meyer is set forth under the caption "Compensation Committee Interlocks and Inside Participation."

     The Company believes that all transactions disclosed above have been, and the Company's board of directors intends that any future transactions with its officers, directors, affiliates or principal stockholders will be, on terms that are no less favorable to the Company than those that are obtainable in arm's length transactions with unaffiliated third parties.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission reports of ownership and changes in ownership and to provide copies of such reports to the Company and to the Nasdaq Stock Market. Based solely on a review of the copies of such reports furnished to the Company, or written representations that no reports on Form 5 were required, the Company believes that all officers, directors and 10% beneficial owners complied with all Section 16(a) filing requirements during fiscal year 1999, except for the following: Burton J. Meyer filed his Form 3 one week late; Joseph M. Matalon filed his Form 3 several months late; and Joel M. Eidelstein filed a Form 4 one week late; and Zalman Lekach filed his Form 5 several weeks late.

          Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the report presented below and the performance graph following the report shall not be incorporated by reference into any such filings.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     In February 1999, the Board of Directors established a Compensation Committee of the Board of Directors (the "Compensation Committee") to, among other things, develop and oversee the Company's compensation policy and approve salaries and annual bonuses for senior management of the Company. Prior to such time, the Board of Directors performed the functions typically delegated to a compensation committee. George Myers and Zalman Lekach served as the initial members of the Compensation Committee until May 17, 1999, when Burton J. Meyer was appointed to replace Mr. Lekach. The Compensation Committee currently consists of George Myers and Burton J. Meyer.

     Compensation Policy. The Company's compensation policy for senior management historically has consisted almost exclusively of cash salaries and, from time to time, discretionary performance bonuses. In fiscal year 1999, the Board of Directors implemented a change in the Company's compensation policy to add a significant long-term equity component to the compensation paid to its senior management. The Board expects that this change will strengthen the Company's ability to recruit, motivate and retain highly-qualified individuals. The Compensation Committee believes that stock options and restricted stock, which vest over time and will be subject to forfeiture, better align the interests of the Company's senior management with the interests of the Company's stockholders. The Committee also believes that substantial equity ownership by individuals in leadership positions within the Company will help to ensure that such individuals remain focused on building stockholder value. To effectuate this change in policy, the Company's 1998 Stock Option and Incentive Plan (the "Plan") was adopted by the Board of Directors in November 1998 and was approved by the IFX stockholders at the 1998 annual meeting.

     Joel M. Eidelstein, the President of the Company, has authority to hire all members of senior management of the Company and, subject to the Compensation Committee's approval, to determine the compensation to be paid to such executives. In determining annual salary and salary increases for senior management, Mr. Eidelstein and the Compensation Committee consider various factors, such as the executive's contribution to the Company's operating effectiveness and profitability; the executive's achievement of pre-established goals and performance targets; the level of responsibility, scope and complexity of such executive's position relative to other executive management; and the salary levels of other companies in the same industry. Zalman Lekach, IFX's Vice President of Mergers and Acquisitions, was issued 3,771 shares of restricted Common Stock under the Plan and also is eligible to receive options to purchase Common Stock if and to the extent he achieves certain performance targets and acquisition goals, as specified in his employment agreement. Mr. Lekach has been granted options to purchase an aggregate of 23,308 shares of Common Stock under the Plan, which options vest on an annual basis over the four years following the date of grant. Jose Leiman, who has served as IFX's Chief Financial Officer since August 1999, was granted several options to purchase an aggregate of 115,000 shares of Common Stock under the Plan, which options vest primarily on an annual basis over the four years following the date of grant.

     Compensation of the President. The compensation paid to Joel M. Eidelstein, the President of the Company, during the last three fiscal years is listed in the Executive Compensation table located elsewhere in this report. During fiscal years 1997 and 1998, Mr. Eidelstein accepted a significantly reduced salary because the operations of the Company had decreased materially following the Company's July 1996 sale of its commodities brokerage business. In recognition of Mr. Eidelstein's pivotal role in evaluating the Company's future business prospects and managing the Company's transition into the Internet business, the Board of Directors authorized an increase in Mr. Eidelstein's salary to $50,000 for fiscal year 1999 and granted him an option to purchase a significant number of shares of Common Stock. The revision to Mr. Eidelstein's compensation package is consistent with IFX's emphasis on equity based compensation.

     On November 10, 1998 Mr. Eidelstein was granted an option to purchase 300,000 shares of Common Stock, which is an incentive stock option to the extent it qualifies for treatment as such. Mr. Eidelstein's option vested 25% on each of November 10, 1998 and January 1, 1999, and will vest an additional 25% on each of January 1, 2000 and January 1, 2001. The exercise price of the option is $3.00 per share and the sale price of the Common Stock as reported by the Nasdaq Stock Market as of the date of grant was $1.75 per share. The Board of Directors approved the option grant to Mr. Eidelstein in recognition of his dedication to the Company during the transition following the Company's July 1996 sale of its commodities brokerage business and Mr. Eidelstein's acceptance of a below-market salary during fiscal years 1997 and 1998.

     September 25, 1999

                         SUBMITTED BY THE COMPENSATION COMMITTEE OF
                         THE BOARD OF DIRECTORS

                         George A. Myers
                         Burton J. Meyer

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
          AMONG IFX CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                         AND THE NASDAQ FINANCIAL INDEX


     The graph below compares the cumulative total shareholder return on the Common Stock since the Company's fiscal year ended June 1994 with the cumulative total return of the Nasdaq Stock Market (US) and the Nasdaq Total Return for Nasdaq Financial Stocks over the same period (assuming the investment on June 30, 1994 of $100 in each of Common Stock, the Nasdaq Stock Market (US) and the Nasdaq Total Return for Nasdaq Financial Stocks).

                              (GRAPH APPEARS HERE)



                               Base          Cumulative Total Returns
                              Period               Years Ending
                                    ----------------------------------------

                              Jun 94  Jun 95  Jun 96  Jun 97  Jun 98  Jun 99
                              ------  ------  ------  ------  ------  ------
IFX Corporation                  100      63      63      75     153   1,480
NASDAQ Stock Market (U.S.)       100     133     171     208     274     393
NASDAQ Financial Index           100     114     149     218     283     285

                                 PROPOSAL TWO:
                 APPROVAL OF AMENDMENT OF RESTATED CERTIFICATE
                 OF INCORPORATION TO AUTHORIZE PREFERRED STOCK

     The Company's Restated Certificate of Incorporation (the "Restated Certificate") currently authorizes the Board of Directors to issue up to 150,000,000 shares of Common Stock; however, no shares of preferred stock can be issued without the prior approval of the Company's stockholders. The Board of Directors proposes to amend the Restated Certificate to authorize the Board, without further stockholder approval, to issue up to 10,000,000 shares of preferred stock, in such classes or series and with such rights, preferences, qualifications or restrictions as the Board, in its discretion, may determine. If approved, the amendment would enable the directors to issue shares of preferred stock to such persons, for such consideration and on such terms as the Board of Directors deems appropriate without further action by the stockholders, except as may be required under applicable law or the rules and regulations of the Nasdaq Stock Market.

Background of Proposal Two

     If Proposal Two is approved, the Company will have authority to issue up to 10,000,000 shares of preferred stock and, with respect to such shares, to establish among other things, the price and the rate and nature of dividends, the terms and conditions on which shares may be redeemed, the terms and conditions for conversion or exchange into any other class or series of the stock and the voting rights. Any such shares of preferred stock may have voting, dividend or liquidation rights superior to the Common Stock and may adversely affect the rights of holders of Common Stock. The Board of Directors believes that amending the Restated Certificate to authorize the issuance of "blank check" preferred stock would be in the best interests of the Company and its stockholders for several reasons.

     Authorizing the Board to issue preferred stock without stockholder approval would provide the Company with maximum flexibility in structuring acquisitions, joint ventures, strategic alliances and capital raising transactions. To achieve its strategic plan, IFX may be required to obtain significant additional financial resources to complete acquisitions, to fund capital expenditures and
for other working capital purposes.   The amendment would enable the Company to
act promptly to take advantage of market conditions and other favorable opportunities without incurring the delay and expense involved in calling a special stockholders meeting to approve a specific stock issuance. The Company currently is contemplating a limited private offering of preferred stock to raise additional capital; however, the Company has not determined the terms of any such offering and no definitive agreements have been signed with respect thereto. Accordingly, there can be no assurance that the Company will proceed with a private equity offering or, if completed, regarding the definitive terms thereof.

     Authorizing the issuance of preferred stock also would provide the Company with flexibility in responding to unsolicited acquisition proposals and hostile takeover bids. The issuance of preferred stock could have the effect of making it more difficult or time consuming for a third party to acquire a majority of the outstanding voting stock of the Company or to otherwise effect a change of control. Shares of preferred stock could be sold to third parties who indicate that they would support the Board in opposing a hostile takeover bid. The availability of preferred stock, however, could have the effect of delaying a change of control and/or increasing the consideration ultimately paid to the Company and its stockholders. The proposed amendment is not intended to be an anti-takeover measure, and the Company is not aware of any present third party plans to gain control of the Company. If both of the amendments to the Restated Certificate of Incorporation covered by Proposal Two and Proposal Three are adopted, Article 4 of the Restated Certificate of Incorporation will be amended and restated to read as shown on Appendix A.

Voting Requirements and Recommendation

     Approval of this proposal to amend the Company's Restated Certificate requires the affirmative vote of a majority of the shares of Common Stock of the Company present in person or by proxy and entitled to vote at the Annual Meeting. Proxies solicited by the Board of Directors will be voted for approval of the amendment unless stockholders specify otherwise in their proxies. A stockholder voting by proxy who abstains with respect to this proposal will be considered to be present and entitled to vote at the Meeting and, although such shares will be counted as unvoted, they will have the effect of a negative vote.

Recommendation of the Board of Directors

     The Board of Directors recommends that stockholders vote FOR the amendment to the Company's Restated Certificate of Incorporation to authorize the issuance of preferred stock.

                                PROPOSAL THREE:
                  APPROVAL OF DECREASE IN THE NUMBER OF SHARES
                           OF AUTHORIZED COMMON STOCK


     IFX's Restated Certificate of Incorporation authorizes the issuance of 150,000,000 shares of Common Stock, $.02 par value. As of September 15, 1999, 7,695,377 shares of Common Stock were issued and outstanding and as of June 30, 1999, approximately 6,500,000 shares of Common Stock were reserved for issuance by the Company upon the exercise of options and warrants. The Board of Directors recommends that the authorized number of shares of Common Stock be decreased from 150,000,000 shares to 50,000,000 shares.

     The Board believes, based on the number of shares of Common Stock currently outstanding and the number of shares the Company reasonably expects to issue in future acquisitions and other transactions, that 150,000,000 is an excessive number of shares for the Company to be authorized to issue without stockholder approval. In addition, one method the State of Delaware uses to impose franchise taxes upon domestic corporations is based upon a corporation's authorized capital. Accordingly, the Board of Directors believes that a decrease in the number of authorized shares of Common Stock would be in the best interests of the Company and that 50,000,000 authorized shares of Common Stock will suffice to maintain the requisite amount of flexibility required by the Company's ongoing activities.

     If both of the amendments to the Restated Certificate of Incorporation covered by Proposal Two and Proposal Three are adopted, Article 4 of the Restated Certificate of Incorporation will be amended and restated to read as shown on Appendix A.

Voting Requirements and Recommendation

     Approval of this proposal to amend the Company's Restated Certificate requires the affirmative vote of a majority of the shares of Common Stock of the Company present in person or by proxy and entitled to vote at the Annual Meeting. Proxies solicited by the Board of Directors will be voted for approval of the amendment unless stockholders specify otherwise in their proxies. A stockholder voting by proxy who abstains with respect to this proposal will be considered to be present and entitled to vote at the Meeting and, although such shares will be counted as unvoted, they will have the effect of a negative vote.

Recommendation of the Board of Directors

     The Board of Directors recommends that stockholders vote FOR the amendment to the Company's Restated Certificate of Incorporation to decrease the number of shares of Common Stock the Company is authorized to issue.

                                 PROPOSAL FOUR:
                       APPROVAL OF AMENDMENT TO INCREASE
                  THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE
                             UNDER THE OPTION PLAN


     The Board of Directors, subject to obtaining stockholder approval, has adopted an amendment to the IFX Stock Option and Incentive Plan (the "Option Plan") to increase the number of shares of Common Stock reserved for issuance thereunder from 900,000 shares to 1,800,000 shares and recommends that the stockholders approve such amendment. As of September 15, 1999, awards covering 533,300 shares of Common Stock had been granted and were outstanding under the Option Plan.

     The Option Plan was adopted by the Board of Directors on November 10, 1998 and approved by the stockholders of IFX on February 3, 1999. An aggregate of 900,000 shares of Common Stock are reserved for issuance under the Option Plan pursuant to the grant of (i) incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"),
(ii) stock options that are not intended to qualify under Section 422 of the Code ("NSOs" and together with ISOs, "Options") and (iii) shares of restricted Common Stock ("Restricted Stock"). The Option Plan also authorizes the award of phantom stock and stock appreciation rights ("SARs"). The purposes of the Option Plan are to (a) attract and retain high quality directors, officers, employees and consultants of the Company or any of its subsidiaries, (b) motivate such persons to promote the long-term success of the business of the Company and its subsidiaries, and (c) reward individual achievement and enable directors, officers, employees and consultants of the Company and its subsidiaries to participate in the long-term growth and financial success of the Company.

     The Board of Directors believes that the number of shares currently available under the Option Plan will be insufficient to achieve the purposes of the Option Plan, as stated above, during the next twelve to eighteen months. The Board believes that the grant of equity incentives as a significant component of compensation are standard and expected in the Internet industry. Accordingly, the Board recommends an increase in the number of shares reserved for issuance thereunder from 900,000 shares to 1,800,000 shares.

     If this Proposal Four is approved, Section 3 of the Option Plan would read as follows:

     "3.  Stock Subject to the Option Plan.
          --------------------------------

          Except as otherwise provided in section 13, the aggregate number of shares of Common Stock that may be issued under Options or as Restricted Stock under this Plan may not exceed 1,800,000 shares of Common Stock. Reserved shares may be either authorized but unissued shares or treasury shares, in the Board's discretion. If any awards hereunder shall terminate or expire, as to any number of shares, new Options, and Restricted Stock may thereafter be awarded with respect to such shares. Except as otherwise provided in Section 13, no Participant may be granted awards under the Option Plan in any calendar year in respect of more than 300,000 shares of Common Stock."

     The Company's ability to attract and retain qualified employees could be impeded if additional shares are not available for grant under the Option Plan. In addition, the Company generally grants Options to key employees of businesses acquired by the Company.

     The grant of awards under the Option Plan is within the discretion of the Committee; thus the names of individuals who may receive awards under the Option Plan and the form, number of shares and exercise price applicable to any such award currently cannot be determined. The following is a summary description of the material features of the Option Plan.

     Administration. The Option Plan is administered by a compensation committee of the Board of Directors (the "Committee") comprised of two or more directors. Each member of the Committee will qualify as an outside or non-employee director as defined by Section 162(m) of the Code and/or the Exchange Act to the extent such qualification is deemed necessary for the grant of awards under the Option Plan to qualify for favorable tax or securities treatment under applicable law. The members of the Committee are appointed by the Board of Directors and currently consist of George Myers and Burton J. Meyer. Subject to the express provisions of the Option Plan, the Committee has sole discretion to
(i) select, from time to time, which individuals are eligible to participate in the Option Plan, (ii) those eligible individuals who will receive awards under the Option Plan, and (iii) the form and vesting schedule of awards and the number of shares, exercise price, manner of payment and expiration date applicable to each award. The Committee also has authority to construe and interpret the Option Plan and to establish, amend and rescind rules and regulations relating to the Option Plan.

     Eligibility. Awards under the Option Plan may be granted to officers, employees, non-employee directors, independent contractors or consultants of the Company or any subsidiary, and to persons who, at the time an award is granted, are not yet officers or employees of the Company or any subsidiary but to whom an offer of employment has been extended. Currently, not more than 900,000 shares of Common Stock may be issued pursuant to awards granted under the Option Plan; however, if Proposal Four is approved, the maximum number of shares that may be issued under the Option Plan will be increased to 1,800,000 shares.
There is no minimum number of shares that may be granted to any participant; however, no participant in the Option Plan may be granted awards in any calendar year in respect of more than 300,000 shares of Common Stock. Common Stock issued under the Option Plan may be authorized but unissued shares of Common Stock, or shares that have been reacquired by the Company and held in treasury. Upon the expiration or termination of Options or other awards granted under the Option Plan, the shares of Common Stock that were subject to such awards will be available to cover awards subsequently granted under the Option Plan.

     Exercise Price of Options. The exercise price for each award under the Option Plan is determined by the Committee at the time the award is granted and will be specified in an option or other applicable agreement. The exercise price of an ISO may not be less than the fair market value of the Common Stock on the date the ISO is granted; however, the exercise price of an NSO may be less than, equal to or greater than the fair market value of the Common Stock on the date the NSO is granted. "Fair market value" under the Option Plan is determined by the Committee, in good faith, taking into account the price of the Common Stock as reported on the Nasdaq SmallCap Market.

     Terms of Options. The exercise price of Options granted under the Option Plan is payable in cash, by the participant's delivery to the Company of shares of Common Stock with an aggregate Fair Market Value equal to the aggregate exercise price, pursuant to a cashless exercise arrangement with a broker or in such other form of consideration as the Committee may approve.

     Exercise of Awards. Unless otherwise determined by the Committee, awards under the Option Plan is (i) exercisable for ten years after the date of grant,
(ii) vest, in specified increments, over the three years following the date of grant, and (iii) terminate on the earliest of (a) the participant's termination of employment with the Company for cause, (b) 30 days after the participant's termination of employment with the Company for any other reason, other than death or permanent disability, and (c) one year following the participant's death or permanent disability. Options, SARs and phantom stock granted under the Option Plan are transferable only by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code.

     Certain Federal Income Tax Consequences. Following is a brief summary of the principal federal income tax consequences of awards under the Option Plan. This summary is not an exhaustive description and does not describe all applicable federal, state or local tax laws.

          Incentive Stock Options. A Plan participant is not subject to federal income tax at the time of either the grant or the exercise of an ISO. In the year in which an ISO is exercised, however, the amount by which the fair market value of the shares of Common Stock received upon the exercise of an ISO exceeds the exercise price will constitute an adjustment to the optionholder's income in computing alternative minimum taxable income.
     Such adjustment could result in the imposition of, or increase the amount of, the optionholder's "alternative minimum tax" under the Code. If an optionholder does not dispose of such shares of Common Stock within two years after the ISO was granted or one year after the ISO was exercised, whichever is later (any such disposition, a "disqualifying event"), then any gain or loss recognized upon such disposition generally will be treated as long-term capital gain or loss. In such event, the Company will not receive a tax deduction on either the exercise of the ISO or on the sale of the underlying Common Stock.

          If an optionholder makes a "disqualifying disposition," the optionholder will realize ordinary income in an amount equal to the lesser of (i) the fair market value of the ISO Stock on the date the ISO is exercised minus the exercise price, or (ii) the sales price received by the optionholder on the disposition of the ISO Stock minus the exercise price. In such event, the Company will be entitled to a deduction in an amount equal to the ordinary income realized by the optionholder. If a sale is a disqualifying disposition, the optionholder also may realize short-term or long-term capital gain or loss, if such shares constitute capital assets in an optionholder's hands. The gain or loss will be measured by the difference between the fair market value of the shares on the date of exercise of the ISO and the sales price of the shares.

          Non-Qualified Stock Options. No income is realized by an optionholder upon the grant of an NSO. Upon the exercise of an NSO, however, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price will be taxed as ordinary income to an optionholder and the Company will be entitled to a deduction in an equal amount. Such amount will not be an adjustment to income in computing alternative minimum taxable income. Upon subsequent sales of NSO Stock, an optionholder may realize short-term or long-term capital gain or loss, depending upon the holding period of the shares, if such shares constitute capital assets in an optionholder's hands. The gain or loss will be measured by the difference between the sales price and the tax basis of the shares sold. The tax basis for this purpose will be the sum of the exercise price and the amount of ordinary income realized by the optionholder as a result of such exercise.

          Other Awards. No income is realized by a holder of SAR or phantom stock at the time the SAR or phantom stock is granted; however, upon exercise, the amount of cash or the fair market value of the shares of Common Stock received will be taxable as ordinary income to the holder thereof and the Company will be entitled to a deduction in an equal amount.

          Section 162(m). Section 162(m) of the Code limits the deductibility (under certain circumstances) of compensation that exceeds $1,000,000 annually that is paid by the Company to its president and to its four most highly compensated officers (other than the president) as determined at the end of the Company's taxable year. Section 162(m) and the proposed regulations thereunder provide certain exclusions from the amounts included in the $1,000,000 limitation, including compensation that is "qualified performance-based compensation" within the meaning of the proposed regulations. The Option Plan generally is intended to satisfy the requirements set forth in the proposed regulations with respect to "qualified performance-based compensation" with respect to Options that are exercisable at an exercise price of not less than 100% of the fair market value of a share of Common Stock on the date of grant. However, if an option is exercisable at a price less than 100% of the price of a share of Common Stock on the date of grant, the compensatory element of such NSO (i.e., the excess of the such fair market value over the exercise price) will not constitute "qualified performance-based compensation."

     Miscellaneous. The Option Plan is not qualified under Section 401 of the Code. In addition, the Option Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

Summary of Awards

     From November 10, 1998 through September 1, 1999, the following awards have been granted under the Option Plan:


                    IFX 1998 STOCK OPTION AND INCENTIVE PLAN
                    ----------------------------------------

                                            Number of Shares
                                            of Common Stock
          Name and Position                 Subject to Options
          -----------------                 ------------------

          Joel M. Eidelstein, President . . .    300,000

          Other Executive Officers. . . . . .    140,540 (1)

          Non-Executive Officer Employees . .     92,500

_________________

(1) Includes restricted shares of Common Stock granted pursuant to the Option Plan.


Because the value of the options depends upon the market value, from time to time, of the underlying shares of Common Stock, the Company is unable to readily determine the value of such option grants.

Voting Requirements and Recommendation

     Approval of this proposal to amend the Option Plan requires the affirmative vote of a majority of the shares of Common Stock of the Company present in person or by proxy and entitled to vote at the Annual Meeting. Proxies solicited by the Board of Directors will be voted for approval of the amendment unless stockholders specify otherwise in their proxies. A stockholder voting by proxy who abstains with respect to this proposal will be considered to be present and entitled to vote at the Meeting and, although such shares will be counted as unvoted, they will have the effect of a negative vote.

Recommendation of the Board of Directors

     The Board of Directors of the Company unanimously recommends that stockholders vote FOR the amendment to the Option Plan to increase the number of shares available for issuance under the Option Plan.

                                 PROPOSAL FIVE:
                     APPROVAL OF THE DIRECTORS OPTION PLAN

     The Board of Directors of the Company has adopted the IFX Corporation Directors Stock Option Plan (the "Directors Plan"), subject to stockholder approval. The purpose of the Directors Plan is to assist the Company in securing individuals who are not already employees or officers of the Company to serve on its Board of Directors, and to provide financial incentives to such directors to exert their best efforts on behalf of the Company. The Board of Directors believes that approval of the Directors Plan is in the best interests of the Company and its stockholders. The following summary description of the Plan is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Appendix B.

     Eligibility. Each member of the Board of Directors of the Company who (i) is not otherwise an employee of the Company or any of its subsidiaries, (ii) has not been an employee of the Company or any of its subsidiaries for any part of the preceding fiscal year, (iii) has served on the Board continuously since the commencement of his or her current term, and (iv) is not a beneficial owner of 5% or more of the outstanding Common Stock is eligible to receive options under the Directors Plan.

     Automatic Option Awards. Subject to obtaining stockholder approval of the Directors Plan, each eligible director automatically will receive an option to purchase (i) 450 shares of Common Stock, upon such director's initial election to the Board of Directors of the Company, provided such director is elected after the effective date of the Directors Plan, and (ii) for each year thereafter and on the date of each annual meeting of the stockholders of the Company (including this annual meeting), 450 shares of Common Stock for service as a director and 75 shares of Common Stock for each Committee of the Board of Directors upon which such director serves. Options granted under the Directors Plan are not intended to qualify as incentive stock options under Section 422 of the Code. No options have been granted under the Directors Plan; however, if Proposal Five is approved and if they are re-elected as directors of the Company, each of George Myers and Burton J. Meyer will receive an option under the Directors Plan to purchase an aggregate of 600 shares of Common Stock.

     Shares Available. The aggregate number of shares of Common Stock that may be issued pursuant to options granted under the Directors Plan may not exceed 60,000 shares of Common Stock. Common Stock issued under the Directors Plan may be authorized but unissued shares of Common Stock, or shares that have been reacquired by the Company and held in treasury. Upon the expiration or termination of options or other awards granted under the Directors Plan, the shares of Common Stock that were subject to such options will be available to cover options subsequently granted under the Directors Plan.

     Administration. The Directors Plan will be administered by the Compensation Committee. The members of the Compensation Committee are appointed by the Board of Directors and currently consist of George Myers and Burton J. Meyer. Subject to the express provisions of the Directors Plan, the Compensation Committee has sole discretion to (i) adopt and amend option agreements as they deem advisable; (ii) determine, upon Board approval, the terms and provisions of such option agreements (except with respect to the number of shares covered by an option, the grant date, the option period and the exercise price) and, subject to the provisions hereof, to construe and interpret such option agreements; (iii) impose such limitations and restrictions as are deemed necessary or advisable by counsel for the Company to ensure compliance with the Federal and state securities and tax laws; and (iv) make all other determinations necessary or advisable for administering the Directors Plan.

     Exercise Price of Options. Each option granted pursuant to the Directors Plan will have an exercise price per share equal to 100% of the Fair Market Value of the Common Stock on the date of grant. "Fair market value" under the Directors Plan is determined by the Committee, in good faith, taking into account the price of the Common Stock as reported on the Nasdaq SmallCap Market. On October 10, 1999, the closing sale price of the Common Stock on the Nasdaq SmallCap Market was $_____ per share.

     Terms of Options. The exercise price of options granted under the Directors Plan will be payable in cash, by the participant's delivery to the Company of shares of Common Stock with an aggregate Fair Market Value equal to the aggregate exercise price, pursuant to a cashless exercise arrangement with a broker or in such other form of consideration as the Compensation Committee may approve.

     Exercise of Awards. Each option granted pursuant to the Directors Plan shall be 100% vested as of the date of granted; however, no option granted under the Directors Plan may be exercised until the date that is six (6) months after the date of grant. Each Option will expire as of the earliest of (i) the date the director's membership on the Board is terminated for Cause, (ii) the date one year after the directors' death; or (iii) ten years from the date the option is granted.

     Certain Federal Income Tax Consequences. This summary of the principal federal income tax consequences of options granted under the Directors Plan is not an exhaustive description and does not describe all applicable federal, state or local tax laws.

     No income is realized by an optionholder upon the grant of an option. Upon the exercise of an option, however, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price will be taxed as ordinary income to an optionholder and the Company will be entitled to a deduction in an equal amount. Such amount will not be an adjustment to income in computing alternative minimum taxable income. Upon subsequent sale of the Common Stock received upon exercise of an option, an optionholder may realize short-term or long-term capital gain or loss, depending upon the holding period of the shares, if such shares constitute capital assets in an optionholder's hands. The gain or loss will be measured by the difference between the sales price and the tax basis of the shares sold. The tax basis for this purpose will be the sum of the exercise price and the amount of ordinary income realized by the optionholder as a result of such exercise.

     If an option is exercised and payment is made by means of previously acquired shares, or previously acquired shares and cash, the optionholder will recognize no gain or loss with respect to the previously acquired shares. For the number of shares of Common Stock received in exchange for the previously acquired shares, they will have the same basis as the shares surrendered.

     Miscellaneous. The Directors Plan is not qualified under Section 401 of the Code. In addition, the Directors Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

Voting Requirements and Recommendation

     Approval of the Directors Plan requires the affirmative vote of a majority of the shares of Common Stock of the Company present in person or by proxy and entitled to vote at the Annual Meeting. Proxies solicited by the Board of Directors will be voted for approval of the Directors Plan unless stockholders specify otherwise in their proxies. A stockholder voting by proxy who abstains with respect to this proposal will be considered to be present and entitled to vote at the Meeting and, although such shares will be counted as unvoted, they will have the effect of a negative vote.

Recommendation of the Board of Directors

     The Board of Directors of the Company unanimously recommends that stockholders vote FOR approval of the Directors Plan.

                                 PROPOSAL SIX:
                       RATIFICATION OF THE ENGAGEMENT OF
                                 ERNST & YOUNG

     Ernst & Young LLP audited the Company's financial statements for fiscal year 1999. The Board of Directors has engaged Ernst & Young LLP to audit the financial statements of the Company for fiscal year 2000, subject to ratification by the stockholders.

     On July 1, 1999, IFX filed a Current Report on Form 8-K with the Securities and Exchange Commission to disclose that it had dismissed Arthur Andersen LLP and appointed Ernst & Young LLP as its independent auditors for the fiscal year ending June 30, 1999. The decision to dismiss Arthur Andersen LLP was not based upon any disagreement between IFX and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The reports of Arthur Andersen LLP as of and for the fiscal years ended June 30, 1998 and 1997 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or application of accounting principles. During the registrant's fiscal years ended June 30, 1998 and 1997, and during the subsequent interim periods prior to June 28, 1999, there were no (i) disagreements between the registrant and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the registrant's financial statements, or (ii) "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

     It is expected that a representative of Ernst & Young LLP will be available during the Annual Meeting and will have an opportunity to make a statement, if such representative so desires, and to respond to appropriate questions.

Recommendation of the Board of Directors

     The Board of Directors of the Company unanimously recommends that stockholders vote FOR ratification of Ernst & Young LLP as independent auditors.


                 STOCKHOLDER PROPOSALS FOR 2000 PROXY STATEMENT

     Proposals by stockholders for inclusion in the Company's Proxy Statement and form of proxy relating to the 2000 Annual Meeting of Stockholders, which is currently scheduled to be held on November 9, 2000, should be addressed to the Secretary, IFX Corporation, 707 Skokie Blvd., 5th Floor, Northbrook, Illinois, 60062, and must be received at such address no later than July 6, 2000. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with applicable law. It is suggested that such proposal be forwarded by certified mail, return receipt requested.


                 OTHER MATTERS TO BE ACTED UPON AT THE MEETING

     The management of the Company knows of no other matters to be presented at the meeting. Should any other matter requiring a vote of stockholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, (excluding exhibits), as filed with the Securities Exchange Commission, is being mailed concurrently with this Proxy Statement. The Company will furnish any exhibit listed thereon upon stockholder request and payment of a fee limited to the Company's reasonable expenses in furnishing such exhibit.

                                                                      APPENDIX A
                                                         to 1999 Proxy Statement
                                                              of IFX Corporation


     FOURTH:  The authorized capital stock of the company is:

     1.    Class      Par Value  No. of Shares Authorized
           ---------  ---------  ------------------------

           Common          $.02                50,000,000

           Preferred      $1.00                10,000,000

     2. The preferences, qualifications, limitations, restrictions and the special or relative rights of the shares of each class are:

     A. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock as a class or in series and, by filing a statement pursuant to the General Corporation Law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (i) The designation of the series, which may be by distinguishing number, letter or title;

          (ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease;

          (iii) The dividend rate on the shares of the class or of any series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the class or of that series;

          (iv) Dates at which dividends, if any, shall be payable;

          (v) Whether or not the shares of the class or of any series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (vi) The terms and amounts of a sinking fund, if any, provided for the purchase or redemption of shares of the class or any series;

          (vii) The rights of the shares of the class or of any series in the event of voluntary or involuntary dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of the class or of that series;

          (viii) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

          (ix) Restrictions on the issuance of shares of the same series or of any other class or series;

          (x) The voting rights, if any, of the holders of shares of the series; and

          (xi) Any other powers, preferences, rights, qualifications, limitations, and restrictions of the class or of any series.

     B.  Common Stock.
         ------------

          (i) The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

          (ii) Except as may be provided in this Restated Certificate of Incorporation or in a Preferred Stock Designation, the holders of shares of the Common Stock shall have the exclusive right to vote on all matters (for which a common stockholder shall be entitled to vote thereon) at all meeting of the stockholders of the corporation, and shall be entitled to one vote for each share of the Common Stock entitled to vote at such meeting. There shall be no cumulative voting rights with respect to any shares of the corporation's stock.

                                                                      APPENDIX B
                                                         to 1999 Proxy Statement
                                                              of IFX Corporation
                                IFX CORPORATION
                          DIRECTORS STOCK OPTION PLAN


     1. Purpose. The purpose of this Plan is to assist IFX Corporation (the "Company") in securing individuals who are not already employees or officers of the Company to serve on its Board of Directors, and to provide financial incentives to such directors to exert their best efforts on behalf of the Company.

     2.   Definitions.
          -----------

          (a) "Cause" means, as determined in the sole discretion of the Board, a Participant's (i) commission of a felony; (ii) material or repeated dishonesty or misrepresentation involving the Company or any Subsidiary; (iii) serious misconduct in the performance or non-performance of a Participant's responsibilities as a director of the Company; or (iv) unauthorized use of trade secrets or confidential information of the Company.

          (b) "Code" means the Internal Revenue Code of 1986, as it exists now
               ----
and as it may be amended from time to time.

          (c) "Committee" means the Compensation Committee of the Board of Directors or such other committee of the Board comprised of two or more persons who shall be appointed by the Board of Directors from time to time to serve at the pleasure of the Board of Directors with full power and authority, subject to such orders or resolutions not inconsistent with the provisions of this Plan as may from time to time be issued or adopted by the Board of Directors, to interpret the provisions and supervise the administration of this Plan. To the extent required by the federal securities or tax laws, each member of the Committee shall be a "Non-Employee Director" as determined under Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934, as amended.

          (d) "Common Stock" means the common stock of the Company, $0.02 par
               ------------
value.

          (e) "Exchange Act" means the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

          (f) "Fair Market Value" means, for any specified day:
               -----------------

          (i) If shares of Common Stock are listed or admitted to unlisted trading privileges on any national or regional securities exchange, the last reported sale price, regular way, on the composite tape of that exchange on the day Fair Market Value is to be determined;

          (ii) If the Common Stock is not listed or admitted to unlisted trading privileges as provided in paragraph (a), and if sales prices for shares of Common Stock are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. National Market System ("Nasdaq System"), then the last sale price for Common Stock reported as of the close of business on the day Fair Market Value is to be determined, or if no such sale takes place on that day, the average of the high bid and low asked prices so reported and, if Common Stock is not traded on that day, the next preceding day on which such stock was traded; or

          (iii) If trading of the Common Stock is not reported by the Nasdaq System or on a stock exchange, Fair Market Value will be determined by the Committee in its discretion based upon the best available data.

          (g) "Grant Date" means the date upon which an Option is awarded to a
               ----------
Director under this Plan.

          (h) "Option" means the right of a Participant to purchase a specified number of shares of Common Stock, subject to the terms and conditions of this Plan.

          (i) "Securities Act" means the Securities Act of 1933, as it exists
               --------------
now or from time to time may hereinafter be amended.

          (j) "Subsidiary" means any corporation or other entity of which the majority voting power or equity interest is owned, directly or indirectly, by the Company.

     3. Eligibility. The persons eligible to receive Options under this Plan (each such person, a "Participant") consist of each member of the Board of Directors of the Company who (i) is not otherwise an employee of the Company or any Subsidiary, (ii) has not been an employee of the Company or any Subsidiary for any part of the preceding fiscal year, (iii) has served on the Board continuously since the commencement of his or her term, and (iv) is not a beneficial owner of 5% or more of the outstanding Common Stock (as determined in accordance with Rule 13d-3 of the Exchange Act).

     4.  Stock Subject to this Plan.  Except as may be adjusted pursuant to
Section 10, the aggregate number of shares of Common Stock that may be issued pursuant to Options granted under this Plan may not exceed 60,000 shares of Common Stock. Reserved shares may be either authorized but unissued shares or treasury shares, in the Board's discretion. If any awards hereunder shall terminate or expire, as to any number of shares, new Options may thereafter be awarded with respect to such shares.

     5. Administration. Subject to the express provisions of this Plan, the Committee shall have authority to adopt administrative regulations and procedures that are consistent with the terms of this Plan; to adopt and amend option agreements as they deem advisable; to determine, upon Board approval, the terms and provisions of such option agreements (except with respect to the number of shares covered by an Option, the Grant Date, the Option period and the Option Price) and, subject to the provisions hereof, to construe and interpret such option agreements; to impose such limitations and restrictions as are deemed necessary or advisable by counsel for the Company to ensure compliance with the Federal and state securities and tax laws; and to make all other determinations necessary or advisable for administering this Plan. The Committee may designate any officers or employees of the Company to assist the Committee in the administration of this Plan and to execute documents on its behalf, and the Committee may delegate to them such other ministerial and limited discretionary duties as it sees fit. All determinations and selections made by the Committee shall be by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

     6.   Terms of Grant of Options.
          -------------------------

          (a) Automatic Grant. Each Participant automatically shall be granted an Option to purchase (i) 450 shares of Common Stock upon such Participant's initial election to the Board of Directors of the Company; provided such Participant is elected after the effective date of this Plan; and (ii) for each year thereafter and on the date of each annual meeting of the Stockholders of the Company (including the annual meeting of stockholders at which this Plan is approved), 450 shares of Common Stock for service as a

Director and 75 shares of Common Stock for each Committee of the Board of Directors upon which such Participant serves; provided, however, that a Participant who is not re-elected as a director of the Company at an annual meeting of stockholders shall not receive a grant of Options on that date. Each Option shall be evidenced by an agreement between the Company and the Participant, in a form approved by the Committee.

          (b) Option Price. Each option granted pursuant to Section 6(a) shall have an exercise price per share equal to 100% of the Fair Market Value of the Common Stock on the Grant Date (the "Option Price").

          (c) Limitation of Shares. In the event that the number of shares of Common Stock available for future grant under this Plan is insufficient to make all automatic grants required to be made on such date, then all Directors entitled to a grant on such date shall share ratably in the number of Options on shares available for grant under this Plan.

     7.  Vesting.  Each Option granted pursuant to Section 6(a) shall be 100%
         -------
vested as of the Grant Date.

     8. Exercise Period. An Option may not be exercised until the date that is six (6) months after the Grant Date. Each Option will expire as of the earliest of:

          (a) the date the Participant's membership on the Board is terminated for Cause;

          (b)  the date one year after the Participant's death; or

          (c)  ten years from the Grant Date.

     9. Manner of Exercise of Options. To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) must give written notice to the Committee, stating the number of shares to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. The Option Price may be paid (a) in cash; (b) by the surrender to the Company of shares of Common Stock having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price; or (c) by delivery of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay for all Common Stock acquired through such exercise and any tax withholding obligations resulting from such exercise.

     10. Adjustments to Reflect Changes in Capital Structure. If there is any change in the corporate structure or shares of the Company, the Board of Directors, in its discretion, may make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares authorized by this Plan and, with respect to outstanding Options, in the number and kind of shares covered thereby and in the applicable Option Price; provided, however, that no adjustment shall be made for the issuance of preferred stock or
other convertible securities of IFX or the conversion of the same.   For the
purpose of this Section 10, a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, spin-off, reorganization, or liquidation and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

     11. Non-Transferability of Options. The Options granted under this Plan are not transferable, voluntarily or involuntarily, other than by will or the laws of descent and distribution, or to the extent permissible under Section 422 of the Code, pursuant to a qualified domestic relations order as defined in
Section 414(p) of the Code; provided, however, that the Compensation Committee, in its discretion, may permit Options to be transferrable by a Participant to members of such Participant's immediate family or to family trusts, partnerships and other entities comprised solely of the Participant or members of the Participant's immediate family.

     12. Rights as Stockholder. A Participant has no rights whatsoever as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate for the shares. No Common Stock may be delivered upon the exercise of any Option until full payment has been made and all income tax withholding requirements thereon, if any, have been satisfied.

     13. Withholding Tax. The Company shall have the right to withhold or to require a Participant to remit to the Company, in cash or shares of Common Stock, with respect to any payments made to Participants under this Plan, any taxes required by law to be withheld because of such payments.

     14. Amendment of this Plan. The Committee may from time to time amend or revise the terms of this Plan in whole or in part; provided, however, that (a) unless necessary to comply with any pooling of interest requirements, no change in any award previously granted to a Participant may be made that would impair the rights of the Participant without the Participant's consent, (b) the provisions of Section 6(a) may not be amended more often than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and (c) the Committee may not, without approval of the Company's stockholders (i) change the aggregate number of shares that may be issued upon exercise of Options granted under this Plan (except in accordance with the provisions of Section 10), (ii) change the class of eligible individuals who may receive Options under this Plan, (iii) adopt any amendment affecting the Option Price at which Options may be granted, or (iv) materially increase benefits accruing to participants under this Plan.

     15. Conditions Upon Issuance of Shares. The exercise of any Option and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Common Stock is being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     16. Effective Date. This Plan shall not become effective and no Option shall be granted pursuant hereto until the date this Plan is approved by the stockholders of the Company, which approval shall be obtained in accordance with Rule 16b-3(b) of the Exchange Act.

     17. Termination of this Plan. The Committee may terminate this Plan at any time with respect to any shares that are not then subject to Options. Termination of this Plan will not affect the rights and obligations of any Participant with respect to Options awarded before termination.

     18.  Rules of Construction.
          ---------------------

           (a)  Governing Law.  The construction and operation of this Plan are
                -------------
governed by the laws of the State of Delaware.

          (b) Undefined Terms. Unless the context requires another meaning, any term not specifically defined in this Plan has the meaning given to it by the Code.

           (c)  Gender.  Unless clearly appropriate, all nouns of whatever
                ------
gender refer indifferently to persons of any gender.

           (d)  Singular and Plural.  Unless clearly inappropriate, singular
                -------------------
terms refer also to the plural and vice versa.
                                   ---- -----

          (e) Severability. If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions shall continue in full force and effect and shall be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of this Plan in such circumstances is not consistent with its purposes.

REVOCABLE PROXY                                     REVOCABLE PROXY

                                IFX CORPORATION

                       THIS PROXY IS SOLICITED ON BEHALF
                           OF THE BOARD OF  DIRECTORS


     The undersigned hereby appoint(s) Joel M. Eidelstein and Colleen M. Downes, or either of them, with full power of substitution, as proxies of the undersigned, with all the powers that the undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the annual meeting of stockholders of IFX Corporation ("the Company") to be held on November 9, 1999, at the offices of Neal, Gerber & Eisenberg, Two North LaSalle Street, 22nd Floor, Chicago, IL 60602 at 10:00 a.m. local time, and any and all adjournments and postponements thereof, including (without limiting the generality of the foregoing) to vote and act as follows on the reverse side.

     This proxy will be voted at the annual meeting or any adjournments or postponements thereof as specified. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF NOMINEES FOR DIRECTORS NAMED ON THE REVERSE SIDE AND FOR EACH OF THE PROPOSALS DESCRIBED IN THE POLICY STATEMENT. This proxy hereby revokes all prior proxies given with respect to the shares of the undersigned.

                 (Continued and to be signed on reverse side.)

                                IFX CORPORATION

PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY [X]

                                                                                              For All
1.  Election of Directors:                                                   Withhold      Except Those
    Nominees: Joel M. Eidelstein, Zalman Lekach,                             Authority     Whose Name
    George Myers, Colleen Downes, Joseph M.                      For All     For All       Appears Below
    Matalon and Burton J. Meyer.                                 [__]        [__]          ____________
                                                                                           ____________
                                                                                           ____________



2.  Approval of amendment to the Company's Restated              For         Against       Abstain
    Certificate of Incorporation to decrease the number          [__]        [__]          [__]
    of shares of common stock the Company is
    authorized to issue.


3.  Approval of amendment to the Company's Restated              For         Against       Abstain
    Certificate of Incorporation to authorize preferred          [__]        [__]          [__]
    stock of the Company in such series and with such
    preferences as the Board may designate.


4.  Approval of amendment to the IFX 1998 Stock                  For         Against       Abstain
    Option and Incentive Plan (the "Option Plan") to             [__]        [__]          [__]
    increase the number of shares available for issuance
    under the Option Plan.


5.  Approval of the IFX Corporation Directors Stock              For         Against       Abstain
    Option.                                                      [__]        [__]          [__]


6.  Ratification of the appointment of Ernst & Young             For         Against       Abstain
    LLP as the Company's independent auditor for                 [__]        [__]          [__]
    fiscal year 2000.


7.  The persons named in this proxy also may vote, in their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof.

Please complete, sign and mail this proxy promptly in the enclosed envelope. No postage is required for mailing in the United States.

Dated:________________, 1999

Signature(s)



IMPORTANT: Please date this proxy and sign exactly as your name appears on this proxy. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. Is a corporation, please sign in full corporate name by president, or authorized officer. If a partnership, please sign in partnership name by authorized person.

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